CERTIFICATE OF MERGER OF
                         NAVESINK RIVER GROUP INC. INTO             FILED
                            ARC COMMUNICATIONS INC.              DEC 24, 1997
                                                                Lonna R. Hooks
                                                              Secretary of State

     Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned corporations, Arc Communications Inc., a New Jersey corporation and Navesink River Group Inc., a New Jersey corporation, adopt the following Certificate of Merger for the purpose of merging Navesink River Group Inc. into Arc Communications Inc.:

                                 Plan of Merger

     1. The Plan of Merger provides for the merger of Navesink River Group Inc. into Arc communications Inc. as a statutory merger pursuant to Section 368(a)
(1) (A) of the Internal Revenue Code of 1986. In exchange for their shares of stock in Navesink River Group Inc., the shareholders of Navesink River Group Inc. shall receive in the merger a total of one hundred thousand (100,000) shares of common stock of Arc Communications Inc. A copy of the Plan of Merger is annexed hereto as "Exhibit I".

                                Adoption of Plan

     2. (A) Pursuant to the New Jersey Business corporation Act, N.J.S.A. 14A:l0(3) (4), this merger was not required to be approved by the shareholders of Arc communications Inc.

     (B) There are 200 shares of common stock, each of no par value, of Navesink River Group Inc. issued and outstanding that were entitled to vote on the Plan of Merger. 200 shares were voted in favor of the Plan of Merger, and -0- shares were voted against the Plan of Merger, by unanimous consent of shareholders in lieu of

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special  meeting of the  shareholders  of  Navesink  River  Group  Inc.  held on
December 3, 1997.

     3. (A) The Plan of Merger was approved by the Board of Directors of Navesink River .Group Inc. by unanimous consent of Directors in lieu of special meeting of the Board of Directors held on December 3, 1997.

     (B) The Plan of Merger was approved by the Board of Directors of Arc Communications Inc. at a meeting of the Board of Directors held on December 3, 1997.

                                 Effective Date

     4. The Plan of Merger shall be effective as of the close of business on December 24, 1997.

     Each of the undersigned corporations has caused this certificate of Merger to be signed as of December 19, 1997.

                                                  NAVESINK RIVER GROUP INC.


                                                  By: /s/ Michael Rubel
                                                      -------------------------
                                                      Name: Michael Rubel
                                                      Title: President

                                                  ARC COMMUNICATIONS, INC.,


                                                      By: /s/ Steven Meyer
                                                      -------------------------
                                                      Name: Steven Meyer
                                                      Title: President


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